Exhibit 10.74

SUPER LEAGUE ENTERPRISE, INC.

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made as of March 28, 2025 (the “Effective Date”), by and among Super League Enterprise, Inc., a Delaware corporation (the “Company”), and the investors listed in Appendix A to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1.    Purchase and Sale of Unsecured Promissory Notes.

1.1    Sale and Issuance.

(a)    Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing (as defined below), and the Company agrees to sell and issue to such Purchaser at such Closing, an Unsecured Promissory Note (the “Note”), in the original principal amount set forth opposite such Purchaser’s name on Appendix A hereto with respect to such Closing, and in the form attached hereto as Exhibit A. The Notes issued to the Purchasers pursuant to this Agreement at the Closings (as defined below) shall be referred to in this Agreement as the “Notes.” The Notes, and the shares of common stock issuable in conjunction with the Notes (as applicable), shall be collectively referred to herein as the “Securities.” The Company is authorized to sell and issue up to one million five hundred dollars ($1,500,000.00) of Notes pursuant to this Agreement.

1.2    Closings; Delivery.

(a)    The purchase, sale and issuance of the Notes shall take place at three (3) closings: (i) a closing in the amount of $300,000 on March 28, 2025, (ii) a closing in the amount of $600,000 on April 14, 2025, and (iii) a final closing in the amount of $600,000 on April 28, 2025 (collectively, the “Closing”). The Closing shall take place remotely via the electronic exchange of documents and signatures on the date hereof.

(b)    At the Closing, the Company shall deliver to each Purchaser participating the following: (i) an executed Agreement; and (ii) an executed Note in the form attached hereto as Exhibit A, the entirety of which shall represent the Note being purchased by such Purchaser at such Closing against payment of the purchase price therefor by wire transfer to the bank account of the Company listed in the term sheet.

1.3    Use of Proceeds. The Company shall use the proceeds from the sale of the Notes for working capital and general corporate purposes.

1.4    Defined Terms Used in this Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)“    Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person, or such Person’s principal, or any venture capital fund, financial investment firm or collective investment vehicle now or hereafter existing that is controlled by one or more general partners or managing members (or any affiliates thereof, which shall include any series or cell of a general partner or managing member that is structured as a series limited liability company) of, or shares the same management company with, such Person. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or Persons exercising similar authority with respect to such Person. For the avoidance of doubt, an “Affiliate” of a specified Person shall include (x) such Person’s partners, members, stockholders, other equity owners, officers, directors, managers, former or retired partners, former or retired members, former or retired stockholders, former or retired other equity owners, and the estate of any of the foregoing and (y) a parent or subsidiary of a Person that is an entity.

(b)“    Board” means the board of directors of the Company.

(c)“    Code” means the Internal Revenue Code of 1986, as amended.

(d)“    Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)“    Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(f)“    Key Employee” means any executive-level employee.

(g)“    Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge, after reasonable investigation, of Ann Hand, CEO, and Clayton Haynes, CFO.

(h)“    Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects, or results of operations of the Company.

(i)“    Person” means any individual, corporation, partnership, trust, limited liability company, association, or other entity.

(j)“    Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(k)“    Transaction Agreements” means this Agreement and the Note.

2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that the following representations are true and complete. In addition, the public filings made by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act, and the Securities Exchange Act of 1934, as amended are incorporated herein by this reference in their entirety. representations and warranties set forth herein.

2.1    Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to continue its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2    Subsidiaries; Securities Held in Third Party Entities. The Company has two (2) wholly-owned subsidiaries, consisting of InPvP, LLC and Bannerfy (UK) Ltd. The Company is not a participant in any partnership or similar arrangement, other than license agreements with third parties in the ordinary course and scope of the Company’s business.

2.3    Authorization. All corporate action required to be taken by the Board in order to authorize the Company to enter into the Transaction Agreements, and to issue the Notes at each Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing has been taken or shall be taken prior to such Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4    Valid Issuance of Securities. The Securities, when issued, sold, and delivered in accordance with the terms and for the consideration set forth in this Agreement, shall be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser.

(b)    No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Company Covered Person is subject to any Disqualification Event. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.

2.5    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which shall be made in a timely manner. Intellectual Property. The Company owns or possesses sufficient legal rights to all Company Intellectual Property without (i) any conflict with, or infringement of, the rights of others, other than the rights of third parties in, to and under third-party patents and patent applications (“Third-Party Patent Rights”), and (ii) to the knowledge of the Company, any conflict with, or infringement of, any Third-Party Patent Rights. To the knowledge of the Company, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates any license or infringes (x) any intellectual property rights of any other party other than Third-Party Patent Rights and (y) to the knowledge of the Company, any Third-Party Patent Rights. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property other than relating to an accounts receivable facility, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company is not aware of any violation by a third party of any Company Intellectual Property, and the Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. Compliance. The Company is not in violation or default (i) of any provisions of its Amended & Restated Certificate of Incorporation or Bylaws, or (ii) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. Agreements; Actions. The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged, or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(b)    The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.9    Certain Transactions.

(a)    None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s suppliers, service providers, joint venture partners, licensees and/or competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding one percent (1%) of the outstanding capital stock of) publicly traded companies that may compete with the Company, or (iii) financial interest in any material contract with the Company.

2.10    Property. Notwithstanding the encumbrance in favor of the Company’s account receivable financier, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans, and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.11    Employee Matters.

(a)    To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, shall, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any such employee is now obligated.

(b)    To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the sole discretion of the Company, other than executives who have employment agreements with the Company.

(c)    The Company has not made any representations regarding equity incentives to any officer, employee, director, or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board.

(d)    The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express, or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives, or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(e)    None of the Key Employees or officers or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.12    Insurance. The Company carries adequate automobile liability insurance coverage, directors and officer’s insurance coverage, employer practices liability insurance coverage, general liability coverage, errors and omissions coverage, and cyber insurance coverage, among other coverages.

2.13    Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information (collectively, the “Confidential Information Agreements”). To the Company’s knowledge, no current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. Each current and former Key Employee has executed a non-solicitation agreement.

2.14    Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.    Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1    Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, shall constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2    Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Notes to be acquired by the Purchaser shall be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Notes.

3.3    Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4    Restricted Securities. The Purchaser understands that the Securities have not been registered under the Securities Act, by reason of exemptions from the registration provisions of the Securities Act which relies upon, inter alia, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5    Legends. The Purchaser understands that the Securities, and any securities issued in respect of or exchange for the Securities, may be notated with a legend similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(a)    Any legend set forth in, or required by, the other Transaction Agreements; and

(b)    Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

3.6    Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.7    Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Notes.

3.8    Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province or country identified in the address of the Purchaser set forth in Appendix A hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in sign hereto.

4.    Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Notes at the Closing are subject to the fulfillment of the following conditions unless otherwise waived by such Purchaser:

4.1    Representations and Warranties.

(a)    The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the date of the Closing.

4.2    Performance. The Company shall have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing.

4.4    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

5.    Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Notes to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1    Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

5.2    Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

5.3    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing.

6.    Miscellaneous.

6.1    Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3    Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware, irrespective of conflict of law principles.

6.4    Counterparts. This Agreement may be executed and delivered via (i) the DocuSign digital signature service, or (ii) by facsimile signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth in Appendix A hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6..

6.7    Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.8    Amendments and Waivers. Any term of this Agreement may be amended, terminated, or waived only with the written consent of the Company and (a) the holders of at least a majority of the then-outstanding Notes or (b) for an amendment, termination or waiver effected prior to the Closing, Purchasers obligated to purchase at least a majority of the Notes to be issued at the Closing. Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon each Purchaser and each transferee of the Notes, each future holder of the Notes, and the Company.

6.9    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.10    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11    Entire Agreement. This Agreement (including the Exhibits hereto), and the other Transaction Agreements, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.12    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located in Los Angeles County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located in Los Angeles County, California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

6.13    No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment, or other assistance, other than the purchase of the Notes as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any Purchaser or its representatives, and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY:

SUPER LEAGUE ENTERPRISE, INC.

By: /s/ Ann Hand

Ann Hand

CEO

Address: 2856 Colorado Ave.

 Santa Monica, CA 90404

PURCHASER:

BELLEAU WOOD CAPITAL LP,

including its assigns

By: /s/ Michael Layman

Name: ‐Michael Layman

Title: CEO

APPENDIX A

PRIVATE PLACEMENT OFFERING OF

SUPER LEAGUE ENTERPRISE, INC.

SUBSCRIPTION INSTRUCTIONS

To subscribe for Notes in the private placement of Super League Enterprise, Inc.:

1.	Complete and Sign the Signature Page to the Subscription Agreement.

2.	Initial the Accredited Investor Certification attached to the Subscription Agreement (pages 16-18).

3.	Complete and return the Investor Profile (pages 19-20).

4.	Complete and Sign the Tax Certification for U.S. Persons or Non-U.S. Persons, as applicable (beginning on page 22).

5.	Scan and e-mail all forms to Clayton Haynes – clayton.haynes@superleague.com.

6.	Please wire funds directly to the following Super League Enterprise bank account pursuant to the following instructions - checks and ACH payments cannot be accepted:

[***]

SUPER LEAGUE ENTERPRISE, INC.

OMNIBUS SIGNATURE PAGE TO THE

SUBSCRIPTION AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of $1,500,000 of Unsecured Promissory Notes (NOTE: to be completed by subscriber) and, by execution and delivery hereof, Purchaser hereby executes the Subscription Agreement and agrees to be bound by the terms and conditions of the Subscription Agreement.

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature(s) of Purchaser(s)

Date	Address

Fax Number (if any)	Email Address(s)

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Belleau Wood Capital, LP
Name of Entity	Federal Taxpayer Identification Number

By: /s/ Michael Layman
Name: Michael Layman	State of Organization
Title: CEO

March 28 2025
Date	Address

Fax Number	Email Address

SUPER LEAGUE ENTERPRISE, INC.

By: /s/ Ann Hand
Ann Hand
CEO

SUPER LEAGUE ENTERPRISE, INC.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______

I have an individual net worth, or joint net worth with my spouse or spousal equivalent, as of the date hereof in excess of $1 million. For purposes of calculating net worth under this category, (i) the undersigned’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the undersigned’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability, (iii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iv) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Initial _______

I have had an annual gross income for the past two years of in excess of $200,000 (or $300,000 jointly with my spouse or spousal equivalent) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of Super League Enterprise, Inc.

Initial _______

I am a holder in good standing of the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Licensed Investment Adviser Representative license (Series 65), each as issued by the Financial Industry Regulatory Authority, Inc.

Initial _______	I/we, am/are the grantor(s) of a revocable trust who meets one of the above categories (check all that apply).

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial _______

The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______

The investor certifies that it is a partnership, corporation, limited liability company or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust that has total assets in excess of $5,000,000 and was not formed for the purpose of investing in the Company.

Initial _______

The investor certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial _______	The investor certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet any of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The investor certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934, as amended.

Initial _______

The investor certifies that it is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______

The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(a)(13) of the Securities Act.

Initial _______	The investor certifies that it is an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act.

Initial _______

The investor certifies that it is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

Initial _______	The investor certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

Initial _______

The investor certifies that it is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended, or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940, as amended.

Initial _______	The investor certifies that is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act of 1972, as amended.

Initial _______

The investor certifies that (A) it is a “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, (i) with assets under management in excess of $5,000,000, (ii) not formed for the specific purpose of acquiring the securities offered and (iii) whose investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment or (B) that it is a “family client” as defined in Rule 202(a)(11)(G)-1 of the Investment Advisers Act of 1940, as amended, of a family office meeting the criteria specified above.[1] https://www.troutman.com/insights/sec-amends-accredited-investor-definition.html?utm_source=vuture&utm_medium=email&utm_campaign=corporate%20advisories - _ftn5

Initial _______	The investor certifies that it is an entity not listed above that owns “investments,”[2] in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered.[3]

1 “Family offices” are generally defined under 275.202(a)(11)(G)-1 as private advisory entities established by families to manage their assets, plan for their families’ financial future, provide other services to family members, and do not hold themselves out to the public as investment advisers. The SEC has previously observed that single family offices generally serve families with at least $100 million or more of investable assets.

2 Generally defined by Rule 2a51-1(b) under the Investment Company Act of 1940, as amended, as investments in independently controlled companies meeting certain minimum requirements and held for investment purposes.

3 Such additional forms of entities covered by this clause include, but are not limited to, Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries.

SUPER LEAGUE ENTERPRISE, INC.
Investor Profile (Must be completed by Investor)

Section A ‑ Personal Investor Information

For All Purchasers

Titling for Notes and Common Stock: _____________________________________________________

Individual(s) executing this subscription: __________________________________________________

Social Security Number(s) for all signatories: ______________________________________________

Entity - Federal Tax I.D. Number: _______________________________________________________

Date(s) of Birth: ______________

Marital Status: _______________

Years Investment Experience: ______________

Check if you are a FINRA member or affiliate of a FINRA member firm: ____

Check Investment Objective(s) (See definitions on following page): ____Preservation of Capital

____Income  ____Capital Appreciation ____Trading Profits

____Speculation ____Other (please specify)

The source of funds for this investment is my personal or my entity's assets  _____Yes   _____No

For Purchasers as Individual or as Joint Tenants, Tenants in Common, and Community Property

Annual Income(s): ___________________

Liquid Net Worth(s):__________________

Net Worth(s) (excluding value of primary residence): ________________

Select Tax Bracket(s): ____ 15% or below ____ 25% - 27.5% ____ Over 27.5%

For All Purchasers, by the Primary Contact

Home Street Address: __________________________________________________________________

Home City, State & Zip Code: ____________________________________________________________

Home Phone: __________________ Home Fax: ________________Home Email: __________________

Employer: ___________________________________

Type of Business: _____________________________

Employer Street Address: ________________________________________________________________

Employer City, State & Zip Code: _________________________________________________________

Bus. Phone: ____________________Bus. Fax:___________________ Bus. Email:__________________

For All Purchasers

If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed.

Government-Issued Identification Document Number(s) and Jurisdiction(s): _________________________

In addition, please provide a legible photocopy of your Identification Document(s) with your subscription

Section B – Investor Representations

(Please Check Each)

(     ) I understand that an investment in the Notes is speculative and this characterization is consistent with my overall investment objectives. I seek a significant increase in the principal value of my investments and are willing to accept a corresponding greater degree of risk by investing in securities that have historically demonstrated a high degree of risk of loss of principal value to pursue this objective.

(     ) I understand that an investment in the Notes is a long-term investment. I have no current or anticipated need for liquidity in my investment in the Notes that would require me to liquidate my investment over a shorter period of time and I can afford a loss of my entire investment in the Notes.

Section C – Securities Delivery Instructions

____ Please deliver securities to the Employer Address listed in Section A.

____ Please deliver securities to the Home Address listed in Section A.

____ Please deliver securities to the following address: _________________________________

Section D –Wire Transfer Instructions

____ I will wire funds from my outside account according to the “Subscription Instructions” Page.

Investor Signature	Date

Investor Signature	Date

EXHIBIT B

FORM OF UNSECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SUPER LEAGUE ENTERPRISE, INC.

UNSECURED PROMISSORY NOTE

$[●]	Issuance Date: [●]

This Unsecured Promissory Note (the "Note") is issued by SUPER LEAGUE ENTERPRISE, INC., a Delaware corporation (the "Company"), in favor of BELLEAU WOOD CAPITAL, LP, a Delaware limited partnership, or its assigns (the "Holder"), pursuant to the terms set forth herein and in the Note Purchase Agreement attached herewith by and between the Company and the Holder (the “Note Purchase Agreement”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the Holder the principal amount set forth hereinabove (the “Loan”), together with the interest defined below, on the Maturity Date in accordance with the provisions hereof.

1.	Definitions.

In addition to the terms defined elsewhere in this Note, the following terms shall have the meanings ascribed below:

(a)

"Bankruptcy Event" means any of the following events: (i) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company; (ii) there is commenced against the Company any such case or proceeding that is not dismissed within 60 calendar days after commencement; (iii) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (iv) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days; and (v) the Company makes a general assignment for the benefit of creditors.

(b)

"Business Day" means any day except Saturday, Sunday, and any day which shall be a federal legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or other governmental action to close.

Exhibit B to Note Purchase Agreement

Super League Enterprise, Inc.

(c)	"Event of Default" has the meaning ascribed thereto in Section 4(a).

(d)	"Maturity Date" means the one (1) year anniversary of issuance of the Note.

(e)

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2.	Principal and Interest.

(a)	Principal. All outstanding principal shall be due and payable on the Maturity Date in United States Dollars.

(b)

 Interest. Interest shall be in the form of restricted shares of common stock (“Shares”) equal to twenty percent (20.0%) of the principal amount of the Note, with the number of Shares calculated based on a price of $0.35 per share (i.e., $1,500,000 investment, with a price of $0.35 per share results in 857,142 Shares to be issued to the Holder ($1,500,000 million * 20%, the product of which is divided by $0.35)(the “Interest”). The default interest rate on the Notes shall be twenty percent (20.0%) per annum, payable in cash, in the event the Notes remain unpaid on the Maturity Date (the “Default Interest Rate”).

(c)

Application of Payments. Except as otherwise expressly provided herein, each payment under this Note shall be applied (i) first to the repayment of any reasonable sums incurred by the Holder for the payment of any expenses incurred in enforcing the terms of this Note, (ii) then to the payment of any default interest as applicable, and (iii) then to the reduction of the principal amount.

3.	Event of Default.

(a)	An "Event of Default" shall mean any one of the following events:

(i)

any default in the payment of the principal of, Interest on or other charges in respect of this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(ii)	the occurrence of a Bankruptcy Event; or

(iii)

the Company shall commit any material breach or default of any material provision of this Note, which is not cured within twenty (20) Business Days following written notice to the Company from the Holder specifying in reasonable detail such breach or default.

(b)	Upon and during the continuance of an Event of Default, the Default Interest Rate shall apply.

4.	Acceleration Upon Event of Default.

(a)

Upon the occurrence of (i) an Event of Default as specified in Section 3 above, all outstanding principal and interest (as applicable) on the Note shall, at the option of Holder evidenced by a written notice to Company, become immediately due and payable, without further presentment, notice or demand for payment.

5.	Covenants.

(a)	Distributions. The Company shall not, without the prior written consent of the Holder, make any distributions to its stockholders while amounts remain payable to Holder pursuant to this Note.

6.	Notices

Any notice, demand or request which may be permitted, required, or desired to be given in connection with herewith shall be given in writing and directed to the parties hereto as follows:

If to the Company:	Super League Enterprise, Inc. 2846 Colorado Ave. Santa Monica, CA 90404 Attention: Clayton Haynes, CFO

If to the Holder:	To Holder’s address listed in Exhibit A to the Note Purchase Agreement

Notices shall be deemed properly delivered and received when delivered to the primary notice party (without regard to the copied parties) (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next business day, on the first business day after deposit with such courier service (or the third business day if sent to an address not in the United States), or (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail. Any party may change its address for delivery of notices by properly notifying the others pursuant to this Section 6.

7.	General

(a)

Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(b)

Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction shall be applied against any party.

(c)

Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Holder may assign this Note or any rights or obligations hereunder without the prior written consent of the other party; provided, that notwithstanding the foregoing, the Holder may assign this Note, and the related securities, to the following permitted transferees:  if Holder is a partnership, limited liability company, corporation or other entity to (i) a partner or former partner of such partnership, a member or former member of such limited liability company or a shareholder of such corporation, (ii) the estate of any such partner, member or shareholder, or (iii) any other Affiliate (as defined below) of such Holder.  As used herein, “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person as such terms are used in and construed under Rule 144 under the Securities Act; and with respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder shall be deemed to be an Affiliate of such Holder. Any instrument purporting to make an assignment in violation of this Section 7(c) shall be void.

(d)

Severability. If any provision of this Note is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties shall attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(e)

Replacement of the Note. If any certificate or instrument evidencing this Note is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Note.

(f)

Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by a duly authorized officer as of the date set forth above.

SUPER LEAGUE ENTERPRISE, INC.

By:

         Ann Hand

         CEO